GRIFFIN-AMERICAN HEALTHCARE REIT III

Investing in America's Largest and Fastest-Growing Industry.[1]

Investor Update

LETTER FROM THE PRESIDENT

DECEMBER 6, 2017



Dear Fellow Stockholder:

Griffin-American Healthcare REIT III recently filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission, and I'm pleased to provide you with our third-quarter update for 2017.

In little more than three years, our international portfolio has achieved significant scale and diversity, with hundreds of healthcare real estate investments acquired for approximately $2.9 billion[2] located throughout the United States and the United Kingdom. More importantly, our portfolio continues to perform very well, with high occupancy in both our RIDEA[3] and non-RIDEA segments, enviable average remaining lease term, and modest portfolio-level leverage.

During the third quarter, Griffin-American Healthcare REIT III continued to enjoy impressive operational performance and year-over-year quarterly growth. Funds from operations attributable to controlling interest grew by approximately 137 percent,[4] while both modified funds from operations attributable to controlling interest and net operating income increased by approximately 6 percent and 3 percent, respectively.

On Oct. 4, 2017, Griffin-American Healthcare REIT III's board of directors unanimously approved and established an updated estimated per share net asset value, or NAV, for our common stock of $9.27, a $0.26 increase over the per share NAV of $9.01 approved and established by the board of directors on Oct. 5, 2016. Consistent with industry guidelines regarding valuations of publicly registered, non-listed real estate investment trusts, the valuation upon which the per share NAV was based does not include a portfolio premium that could be expected to accrue in a typical real estate valuation process conducted for transaction purposes, nor does it reflect an enterprise value.

With the portfolio aggregation phase of our lifecycle essentially completed, we remain focused on strategic asset management that enhances the performance of our portfolio to maximize its overall value. We believe we are achieving this goal, and that our impressive performance metrics and growing per share NAV are evidence of this.

As we close out 2017, we remain very pleased with the performance of Griffin-American Healthcare REIT III and are optimistic about its future. Expect to hear from us following the filing of our annual report next year. Until then, we wish you and yours the happiest of holidays!

Kind regards,

Danny Prosky
President and Chief Operating Officer
Griffin-American Healthcare REIT III

Third Quarter 2017 Highlights and Accomplishments

- Modified funds from operations, as defined by the Investment Program Association, or the IPA, attributable to controlling interest, or MFFO, equaled $25.7 million for the quarter ended Sept. 30, 2017, representing year-over-year quarterly growth of approximately 6 percent compared to $24.2 million during the third quarter 2016. Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled $27.7 million during the third quarter 2017, representing year-over-year quarterly growth of approximately 137 percent as compared to third quarter 2016 FFO of $11.7 million. Year-over-year quarterly growth in FFO is primarily due to the capitalization of direct acquisition-related costs in connection with the purchase of the company's properties in 2017 compared to expensing such costs in connection with the purchase of the company's properties in 2016, in accordance with accounting principles generally accepted in the United States of America, or GAAP. (Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO and FFO.)
- Net income during the third quarter 2017 was $4.5 million, compared to a net loss of $(56.4) million during the third quarter 2016. Net operating income, or NOI, totaled $55.4 million for the quarter ended Sept. 30, 2017, representing an increase of approximately 3 percent over third quarter 2016 NOI of $54.0 million. (Please see financial reconciliation tables and notes at the end of this update for more information regarding NOI and net income (loss).)
- As of Sept. 30, 2017, the company's non-RIDEA property portfolio achieved a leased percentage of approximately 95 percent and weighted average remaining lease term of 8.6 years. The company's portfolio of senior housing — RIDEA[3] facilities and integrated senior health campuses achieved a leased percentage of approximately 85 percent and 86 percent, respectively, for the nine months ended Sept. 30, 2017. Portfolio leverage[5] was approximately 37 percent.
- The company declared and paid daily distributions equal to an annualized rate of 6 percent, based upon a $10.00 per share purchase price, to stockholders of record from July 1 to Sept. 30, 2017.
- Subsequent to the close of the third quarter, on Oct. 4, 2017, the company's board of directors unanimously approved and established a revised estimated per share NAV of our common stock of $9.27, a $0.26 increase over the per share NAV of $9.01 approved and established by the board of directors on Oct. 5, 2016. Consistent with the IPA's practice guideline regarding valuations of publicly registered non-listed real estate investment trusts, or REITs, the valuation upon which the per share NAV was based does not include a portfolio premium that may accrue in a typical real estate valuation process conducted for transaction purposes, nor does it reflect an enterprise value. Please refer to the company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on Oct. 5, 2017 for more information.

(1) Based on "Current Employment Statistics - CES Table B-1b: Employees on nonfarm payrolls by industry sector and selected industry detail, not seasonally adjusted." April 1, 2016. "Employment Projections Table 2.3: Industries with the Fastest Growing and Most Rapidly Declining Wage and Salary Employment." U.S. Department of Labor, Bureau of Labor Statistics. December 8, 2015. http://www.bls.gov.
(2) Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of Sept. 30, 2017.
(3) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
(4) A significant portion of year-over-year growth in FFO is also due to the capitalization of direct acquisition-related costs in connection with the purchase of the company's properties in 2017 compared to expensing such costs in connection with the purchase of the company's properties in 2016, in accordance with GAAP.
(5) Total debt, excluding capital lease obligations, divided by total market value of real estate and real estate-related investments. Total market value equals the aggregate purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

PORTFOLIO AT-A-GLANCE (As of September 30, 2017)

PORTFOLIO SUMMARY

Purchase Price[(1)(2)]:	$2.9 billion
Buildings & Integrated Senior Health Campuses[(2)]:	206
Gross Leasable Area (Sq Ft)[(2)]:	12.5 million
Leased[(3)]:	94.6%
Weighted Average Remaining Lease Term[(3)]:	8.6 years
Portfolio Leverage[(4)]:	37.2%

CUMULATIVE PORTFOLIO BY QUARTER

(based on aggregate contract purchase price)



$2.8 Billion
$2.9 Billion
$2.9 Billion
$2.9 Billion
$2.9 Billion
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017

PORTFOLIO ASSET MIX

(based on aggregate contract purchase price)



Real Estate-Related Investments 3.3%
Integrated Senior Health Campuses 48.3%
Senior Housing – RIDEA 10.9%
Hospitals 4.8%
Skilled Nursing Facilities 4.4%
Senior Housing 5.9%
Medical Office Buildings 22.4%

PROPERTY PORTFOLIO

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased[(5)]	Aggregate Contract Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	34	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83	$6,525,000
Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	92	$8,800,000
Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100	$21,450,000
Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	100	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	77	$12,000,000
Mount Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL, OH	53,000	88	$16,150,000
Southlake TX Hospital	Hospital	Dec 2014	Southlake, TX	142,000	100	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	92	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	91	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	470,000	96	$135,000,000
King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	73,000	89	$18,500,000
North Carolina Assisted Living Facility Portfolio	Senior Housing	Jan & Jun 2015 & Jan 2017	NC	201,000	100	$83,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	97	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100	$14,949,000
Mt Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	100	$13,000,000
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	28,000	100	$7,444,000
Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	90	$24,820,000
Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	90	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing — RIDEA	May, Jun, Jul & Nov 2015	IN, MI	585,000	77	$75,035,000
Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	97	$16,300,000
Nebraska Senior Housing Portfolio	Senior Housing — RIDEA	May 2015	NE	282,000	92	$66,000,000
Pennsylvania Senior Housing Portfolio	Senior Housing — RIDEA	Jun 2015	PA	260,000	93	$87,500,000
Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015	Waterloo, IL	41,000	100	$12,272,000
Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	89	$15,700,000
Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	97	$36,000,000
Richmond VA Assisted Living Facility	Senior Housing — RIDEA	Sep 2015	North Chesterfield, VA	210,000	82	$64,000,000

PROPERTY PORTFOLIO (continued)

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased[5]	Aggregate Contract Purchase Price
Crown Senior Care Portfolio	Senior Housing	Sep, Oct & Dec 2015 & Nov 2016	Isle of Man & United Kingdom	155,000	100	$68,085,000
Washington D.C. Skilled Nursing Facility	Skilled Nursing	Oct 2015	Washington, DC	134,000	100	$40,000,000
Trilogy[2][6]	Integrated Senior Health Campuses[7]	Various	IN, KY, MI, OH	6,958,000	86	$1,417,074,000
Stockbridge GA Medical Office Building II	MOB	Dec 2015	Stockbridge, GA	46,000	68	$8,000,000
Marietta GA Medical Office Building II	MOB	Dec 2015	Marietta, GA	22,000	97	$5,800,000
Naperville Medical Office Building	MOB	Jan 2016	Naperville, IL	69,000	91	$17,385,000
Lakeview IN Medical Plaza[2]	MOB	Jan 2016	Indianapolis, IN	163,000	94	$20,000,000
Pennsylvania Senior Housing Portfolio II	Senior Housing — RIDEA	Feb 2016	Palmyra, PA	125,000	95	$27,500,000
Snellville GA Medical Office Building	MOB	Feb 2016	Snellville, GA	42,000	100	$8,300,000
Lakebrook Medical Center	MOB	Feb 2016	Westbrook, CT	25,000	85	$6,150,000
Stockbridge GA Medical Office Building III	MOB	Mar 2016	Stockbridge, GA	43,000	96	$10,300,000
Joplin MO Medical Office Building	MOB	May 2016	Joplin, MO	85,000	96	$11,600,000
Austell GA Medical Office Building	MOB	May 2016	Austell, GA	39,000	91	$12,600,000
Middletown OH Medical Office Building	MOB	Jun 2016	Middletown, OH	103,000	82	$19,300,000
Fox Grape Skilled Nursing Facility Portfolio	Skilled Nursing	Jul & Nov 2016	MA	424,000	100	$88,000,000
Voorhees NJ Medical Office Building	MOB	Jul 2016	Voorhees, NJ	48,000	79	$11,300,000
Norwich CT Medical Office Building Portfolio	MOB	Dec 2016	Norwich, CT	56,000	96	$15,600,000
New London CT Medical Office Building	MOB	May 2017	New London, CT	27,000	100	$4,850,000

PROPERTY MAP



LEGEND
Medical Office Buildings
Hospitals
Senior Housing
Senior Housing – RIDEA
Skilled Nursing
Integrated Senior Health Campuses

(1) Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of September 30, 2017, net of dispositions and principal repayments.

(2) Includes owned, leased or joint venture properties.

(3) Excluding our senior housing — RIDEA facilities and our integrated senior health campuses.

(4) Total debt, excluding capital lease obligations, divided by total market value of real estate and real estate-related investments. Total market value equals the aggregate purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

(5) Leased percentage as of September 30, 2017 includes all leased space of the respective acquisition including master leases, except for our senior housing — RIDEA facilities and our integrated senior health campuses where leased percentage as of September 30, 2017 represents resident occupancy on the total units of the senior housing — RIDEA facilities or integrated senior health campuses.

(6) As of September 30, 2017, we owned and/or operated 107 integrated senior health campuses including completed development projects through a majority-owned subsidiary of Trilogy.

(7) Integrated senior health campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses.

FINANCIAL RECONCILIATION (For the Three and Nine Months Ended September 30, 2017 and 2016)

FFO and MFFO Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Net income (loss)	$ 4,461,000	$ (56,366,000)	$ (1,543,000)	$ (155,337,000)
Add:				
Depreciation and amortization — consolidated properties	27,579,000	71,384,000	88,442,000	212,596,000
Depreciation and amortization — unconsolidated properties	270,000	267,000	795,000	665,000
Impairment of real estate investments	—	—	4,883,000	—
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests	176,000	13,921,000	6,051,000	39,245,000
Less:				
Loss (gain) on dispositions of real estate investments	9,000	—	(3,370,000)	—
Depreciation, amortization, impairments and (gain) loss on dispositions related to redeemable noncontrolling interests and noncontrolling interests	(4,792,000)	(17,529,000)	(17,083,000)	(49,523,000)
FFO attributable to controlling interest	$ 27,703,000	$ 11,677,000	$ 78,175,000	$ 47,646,000
Acquisition related expenses(1)	$ 71,000	$ 15,936,000	$ 532,000	$ 24,184,000
Amortization of above- and below-market leases(2)	183,000	225,000	538,000	716,000
Amortization of loan and closing costs(3)	57,000	231,000	164,000	607,000
Change in deferred rent receivables(4)	(1,110,000)	(4,520,000)	(3,913,000)	(8,017,000)
Loss on extinguishment of mortgage loan payable(5)	—	—	1,432,000	—
Loss (gain) in fair value of derivative financial instruments(6)	59,000	(989,000)	(44,000)	54,000
Foreign currency (gain) loss(7)	(1,384,000)	1,502,000	(3,697,000)	6,544,000
Adjustments for unconsolidated properties(8)	582,000	713,000	1,520,000	1,627,000
Adjustments for redeemable noncontrolling interests and noncontrolling interests(8)	(495,000)	(567,000)	(1,659,000)	(1,045,000)
MFFO attributable to controlling interest	$ 25,666,000	$ 24,208,000	$ 73,048,000	$ 72,316,000
Weighted average common shares outstanding — basic and diluted	198,733,528	195,027,512	197,832,280	193,660,666
Net income (loss) per common share — basic and diluted	$ 0.02	$ (0.29)	$ (0.01)	$ (0.80)
FFO attributable to controlling interest per common share — basic and diluted	$ 0.14	$ 0.06	$ 0.40	$ 0.25
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.13	$ 0.12	$ 0.37	$ 0.37

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, direct loan and closing costs are amortized over the term of our notes receivable and debt security investment as an adjustment to the yield on our notes receivable or debt security investment. This may result in income recognition that is different than the contractual cash flows under our notes receivable and debt security investment. By adjusting for the amortization of the loan and closing costs related to our real estate notes receivable and debt security investment, MFFO may provide useful supplemental information on the realized economic impact of our notes receivable and debt security investment terms, providing insight on the expected contractual cash flows of such notes receivable and debt security investment, and aligns results with our analysis of operating performance.

(4) Under GAAP, rental revenue or rental expense is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(5) The loss associated with the early extinguishment of debt includes the write-off of unamortized deferred financing fees, as well as expenses, penalties or other fees incurred in the early extinguishment of debt. We believe that adjusting for such non-recurring losses provides useful supplemental information because such charges (or losses) may not be reflective of on-going transactions and operations and is consistent with management's analysis of our operating performance.

(6) Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(7) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(8) Includes all adjustments to eliminate the unconsolidated properties' share or redeemable noncontrolling interests and noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (7) above to convert our FFO to MFFO.

Net Operating Income Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Net income (loss)	$ 4,461,000	$ (56,366,000)	$ (1,543,000)	$ (155,337,000)
General and administrative	9,270,000	7,232,000	24,642,000	21,379,000
Acquisition related expenses	71,000	15,936,000	532,000	24,184,000
Depreciation and amortization	27,579,000	71,384,000	88,442,000	212,596,000
Interest expense	14,832,000	12,038,000	45,312,000	32,404,000
Loss (gain) on dispositions of real estate investments	9,000	—	(3,370,000)	—
Impairment of real estate investments	—	—	4,883,000	—
Loss from unconsolidated entities	1,494,000	2,355,000	3,668,000	6,916,000
Foreign currency (gain) loss	(1,384,000)	1,502,000	(3,697,000)	6,544,000
Other income	(210,000)	(42,000)	(673,000)	(411,000)
Income tax (benefit) expense	(720,000)	(2,000)	(1,498,000)	173,000
Net operating income	$ 55,402,000	$ 54,037,000	$ 156,698,000	$ 148,448,000